LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the "Agreement") made as of the 15th day of July, 2006 by and among PETALS DECOARTIVE ACCENTS, INC., a Delaware corporation, with its principal office and place of business at 90 Grove Street, Ridgefield, CT 06877 (the "Borrower"), Southridge Partners LP, a Delaware limited partnership and Southshore Capital Fund Ltd., a Cayman Island corporation (the "Lenders"). The Borrower and the Lenders are sometimes referred to in this Agreement as (the "parties”).

W I T N E S S E T H:

WHEREAS, pursuant to this Agreement, Lenders, in their sole discretion, may advance cash to the Borrower under this Agreement pursuant to the Revolving Credit Facility;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Advance" or "Advances" means any advance of cash from a Lender to the Borrower made pursuant to the Revolving Credit Facility. An Advance made also by referred to as a Loan.

"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, or (ii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Business Day" means any day other than a Saturday, Sunday, or other legal or bank holiday.

"Collateral Security" or "Collateral" means all of the Collateral described in Article III hereof securing the re-payment of the Advances and all other obligations and indebtedness.

"Equipment" has the meaning defined in the Uniform Commercial Code as in effect in the State of Connecticut.

"Event of Default" means any of the events specified in Section 7.1 of this Agreement.

"Fiscal Year" means the fiscal year the Borrower uses for filing tax returns, which Fiscal Year, as of the date hereof, ends annually on June 30.

"GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period involved. All computations required hereunder shall be made and interpreted pursuant to GAAP.

“Lenders” mean Southshore Capital Fund Ltd. and Southridge Partners LP (each a “Lender”).

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing),

"Loan" or "Loans" means any extension of credit under the Revolving Credit Facility.

"Loan Documents" means this Agreement, and all other written agreements, documents, financing statements and/or certificates at any time given to or held by the Lenders in connection with the Revolving Credit Facility and the Revolving Credit Notes.

"Obligations" means all of the obligations of the Borrower under this Agreement, the Revolving Credit Notes, including the obligation to reimburse Lenders for its reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection with the enforcement of its rights hereunder and thereunder.

"Person" means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association joint venture, governmental authority or other entity of whatever nature.

"Revolving Credit Facility" means the revolving line of credit established for the Borrower by the Lenders pursuant to the provisions of Article II of this Agreement.

"Revolving Credit Note(s)" means the promissory notes referred to in Section 2.4 hereof evidencing the Advances, substantially in the form set forth in Exhibit A.

"Subsidiary" means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"UCC" means the Uniform Commercial Code as adopted in the State of Connecticut.

SECTION 1.2. Accounting Terms. All accounting terms used in this Agreement not specifically defined herein shall be construed in accordance with GAAP, consistent with those applied in the preparation of the financial statements referred to in Section 6.3 of this Agreement and all financial data pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE II
AMOUNT AND TERMS OF CREDIT FACILITIES

SECTION 2.1. Revolving Credit Facility. The Lenders may, in their sole discretion, and subject to the terms and conditions hereinafter set forth, make Advances to the Borrower from time to time, in an aggregate principal amount outstanding at any time, up to but not to exceed $5,000,000. Any advance made by a Lender pursuant to this Agreement is payable by the Borrower upon demand to such Lender.

Anything contained herein to the contrary notwithstanding, the obligation of each Lender to make Advances shall be at such Lender’s sole discretion.

Within the limits of the Revolving Credit Facility, the Borrower may borrow, repay and re-borrow under the Revolving Credit Facility. All outstanding Advances shall be payable upon demand by the Lenders.

The Advances shall be evidenced by the Revolving Credit Notes referred to in Section 2.4 hereof.

Each Lender enters into this Agreement of its own accord, and any liability for an obligation created on the part of each Lender shall be several and not joint. Each Lender may exercise its rights created hereunder independently one from the other, without creating any liability whatsoever between each Lender as the result of such exercise.

This Agreement shall terminate on December 31, 2008. At such time, and to the extent not earlier repaid pursuant the terms of this Agreement, all outstanding principal and interest under the Revolving Credit Notes shall become due and payable by the Borrower to the Lenders.

SECTION 2.2. Interest. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, the principal amount of Advances made under this Agreement shall bear interest at the rate equal to five (5%) percent per year, on the basis of a 360-day year and actual number of days elapsed (but in no event in excess of the maximum rate permitted by applicable law).

SECTION 2.3. The Revolving Credit Notes. The Loans shall be evidenced by promissory notes made and delivered by the Borrower in substantially the form of the Revolving Credit Notes, and made a part hereof, duly completed, dated the date of this Agreement and payable to a Lender at the office of the Lender set forth at the beginning of this Agreement or such other office as the Lender shall notify the Borrower of from time to time in writing. The Revolving Credit Notes shall evidence the obligation of the Borrower to repay the Advances to the Lenders as provided herein. The Lenders are hereby authorized, but not obligated, by the Borrower to endorse on the schedule attached to the Revolving Credit Note the amount of each Advance made, and each renewal, and payment of principal or interest thereon. Such endorsement shall, in the absence of error, be conclusive as to the outstanding balance due under the Revolving Credit Facility; provided, however, that the Lenders' failure to make such notation with respect to any Advance, or any renewal thereof, or payment thereon shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Credit Note. In lieu of using the schedule attached to the Revolving Credit Note, a Lender may record all advances, payments and renewals with respect to the Revolving Credit Facility in such other reasonable manner as it may elect. Such record, absent manifest error, shall be conclusive as to the principal balance due on the Revolving Credit Facility.

SECTION 2.4. [Reserved]

SECTION 2.5. Prepayments. The Borrower may, at any time without penalty or premium, prepay the Loans in whole or in part, plus accrued interest in increments of not less than $50,000.

SECTION 2.6. [Reserved]

SECTION 2.7. Method of Payment. The Borrower shall make each payment due under this Agreement and under the Revolving Credit Notes (whether it be principal, interest or any other charge) in lawful money of the United States and in immediately available funds upon demand, to the accounts of the Lenders designated for that purpose. Whenever any payment to be made under this Agreement shall be stated to be due on a Saturday, Sunday or a public or bank holiday, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

ARTICLE III
SECURITY INTEREST

SECTION 3.1. Grant of Security. In order to secure the due and punctual repayment of the Obligations, Borrower hereby assigns, pledges and grants to the Lenders a continuing security interest in all of Borrower's right, title, and interest in and to all of the Borrower's accounts receivable, instruments, investment securities, chattel paper, notes, drafts, acceptances, contract rights, credits, claims; and all proceeds thereof (including, without limitation, claims of Borrower against third parties for breach of contract, and loss or damage to or destruction of the personal property), all of the inventory, equipment, trade marks, trade names, customer lists, designs, intellectual property, books and records, goodwill, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired and all proceeds therefrom. All the foregoing collectively referred to as (the "Collateral").

SECTION 3.2. Collateral Owned Free and Clear. Except for any existing lien on Borrower’s assets held by Ridgefield Bank, the Borrower shall not encumber or grant a security interest in any of the Collateral described in Section 3.1 above to anyone other than the Lenders, or permit any of the foregoing, without the prior written consent of the Lenders. In the event that any Collateral, including proceeds, is evidenced by or consists of negotiable instruments, Borrower shall, upon the Lenders' request, immediately endorse, assign and deliver physical possession of such to the Lenders.

SECTION 3.3. Remedies. If any Event of Default shall have occurred under this Agreement and/or the Revolving Credit Notes between the Borrower and the Lenders and, except for a default in the payment or repayment of principal required thereunder, the same shall have not been cured within fifteen (15) days of written notice thereof by Lenders to Borrower, the Lenders may:

(a) sell the Collateral or any interest therein, and negotiate, endorse, assign, transfer and deliver unto the purchaser or purchasers thereof the Collateral at public or private sale, for cash, upon credit or for other property, for immediate or future delivery and for such price or prices and on such terms as the Lenders in their discretion and in good faith shall deem appropriate.

(b) Upon consummation of any such sale, the Lenders shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral or any interest therein so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Lenders shall give the Borrower ten (10) business days prior written notice (which the Borrower agrees is reasonable notification within the meaning of the UCC), of the Lenders' intention to make any such public or private sale. Such notice shall state the time, place, manner and terms of the proposed sale. Any such public sale shall be held at such time or times, within ordinary business hours and at such place or places as the Lenders may fix and so state in the notice or publication (if any) of such sale, At any such sale, the Collateral or any interest therein to be sold may be sold as a whole or by means of such lots as the Lenders may (in their sole and absolute discretion) determine. The Lenders shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Lenders may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the event that the sale of the Collateral or any interest therein is made on credit or for future delivery, the Collateral may be retained by the Lenders until the sale price is paid by the purchaser or purchasers thereof, but the Lenders shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral or such interest so sold and, in case of any such failure, the Collateral or any interest therein may be sold again upon like notice. At any public sale made pursuant to this Section, the Lenders may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any interest therein offered for sale and may make payment on account thereof by using any claim then due and payable to the Lenders from the Borrower as a credit against the purchase price, and the Lenders may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to the Borrower therefore except for a final accounting. For purposes hereof, a written agreement to purchase the Collateral or any interest therein shall be treated as a sale thereof. The Lenders shall be free to carry out such sale pursuant to such agreement and the Borrower shall not be entitled to the return of the Collateral or any interest therein subject thereto, notwithstanding the fact that after the Lenders shall have entered into such agreement, all defaults under this Agreement may have been remedied and the Obligations may have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lenders may proceed by suit or suits at law or in equity to foreclose its security interest and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. The Lenders agree to pay to the order of the Borrower any proceeds from the sale of the Collateral in excess of the Obligations, subject to the rights of any junior lien holder known to the Lenders.

(c) All proceeds from the sale of the Collateral by the Lenders hereunder and all other moneys received by the Lenders pursuant to the terms of this Article III shall be applied as follows:

First: To the payment of all reasonable expenses incurred by the Lenders in connection with enforcing its rights hereunder including, without limitation, such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and the Lenders' reasonable legal fees in connection therewith, and to the payment of all reasonable advances, costs and expenses paid or incurred by, or fees owed to, the Lenders in connection with this Agreement or any other agreement or the exercise of any right or remedy hereunder or thereunder to the extent that such advances, costs, expenses and fees shall not have been paid to the Lenders upon their demand to the Borrower therefor; and

Second: To the payment of the unpaid principal amount due and owing on the Revolving Credit Notes or any other instrument delivered by the Borrower to the Lenders in accordance with the terms thereof, by acceleration or otherwise, together (in order of priority as determined by the Lenders in its sole discretion) with interest thereon to the date of payment, and to the payment of all other unpaid monetary obligations of the Borrower to the Lenders under this Agreement,

Third. Any surplus remaining to be paid over to the Borrower, its successor or permitted assigns, or as a court of competent jurisdiction may direct, and subject to the rights of any junior lien holder known to the Lenders.

SECTION 3.4. Further Assurances.

(a) The Borrower shall from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lenders may reasonably request, in order to perfect any security interest granted hereby, or to enable the Lenders to exercise and enforce its rights or remedies hereunder or under any of the Loan Documents. Without limiting the generality of the foregoing, the Borrower will execute and file such financing and continuation statements, or amendments thereto, as may be necessary or desirable, or as the Lenders may request, in order to perfect and preserve the security interests granted hereby.

(b) The Borrower shall furnish to the Lenders, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, as the Lenders may reasonably request in order to maintain its security interest in the Collateral, all in reasonable detail,

SECTION 3.5. Place of Business. The Borrower shall provide the Lenders with ten (10) days' prior written notice of the relocation of its chief executive offices and the offices where it keeps any Collateral. The Borrower will hold and preserve the Collateral and will permit representatives of the Lenders at any time during normal business hours to inspect the same after reasonable notice to the Borrower.

SECTION 3.6. Transfers and Other Liens. The Borrower shall not: (a) sell, assign (by operation or law or otherwise) or otherwise dispose of any of the Collateral, except (i) Borrow may dispose of a item of Collateral that, in Borrower’s good faith opinion, has become inadequate, obsolete, worn out, undesirable, unsuitable or unnecessary may be sold, traded in, exchanged or otherwise disposed of, provided that such removal will not materially impair the efficient operation of the Borrower's business or materially impair the aggregate value of the Collateral pledged to the Lenders hereunder, or (ii) upon the substitution of additional collateral of substantially equivalent value as reasonably determined by the Lenders; or (iii) Borrower may sell or dispose of Collateral in the ordinary course of business, or (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure the indebtedness or obligations of any Person, other than (i) the security interest created by this Article III, and (ii) security interests permitted by Section 6.2 of this Agreement.

SECTION 3.7. Continuing Security Interest; Transfer of the Revolving Credit Notes. This Article III shall create continuing security interests in the Collateral and shall (i) remain in full force and effect until payment in full of all of the Obligations; (ii) be binding upon the Borrower and its successors and permitted assigns (if any); and (iii) inure to the benefit of the Lenders and their subsidiaries, successors transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lenders may assign or otherwise transfer the Revolving Credit Notes or any other instrument delivered by the Borrower to the Lenders to any Person, and such Person shall thereupon become vested with all the benefits (and obligations) in respect thereof granted to the Lenders under this Article III. Upon the payment in full of the Obligations, the Lenders agrees to terminate the security interests granted under this Article III and, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 3.8. Rights Cumulative. Subject to the notice and cure provisions of Section 3.3, the rights and remedies granted to Lenders hereunder are in addition to, and not in lieu of, any and all other rights and remedies which Lenders may have under applicable law, including, without limitation, the rights and remedies of a secured creditor under the UCC, all of which (except where such law provides for an election of remedies) shall be cumulative.

ARTICLE IV
CONDITIONS

SECTION 4.1. Conditions Precedent to an Advance. Any Advance by a Lender shall be subject to the fulfillment on or prior to the Closing Date as well as on the date of any Advance of each of the following conditions, in form and substance satisfactory to the Lenders and their counsel;

(a) The Borrower shall have executed and delivered to the Lenders this Agreement and such other Loan Documents as the Lenders may reasonably require from time to time;

(b) The Borrower shall have executed and delivered to the Lenders, the Revolving Credit Notes, each dated the Closing Date;

(c) The Borrower shall have executed and delivered to the Lenders UCC financing statements covering (to the satisfaction of the Lenders) the Collateral, in form for filing;

(d) No Event of Default shall have occurred and be continuing; and

(e) There shall not have occurred any material adverse change in the Borrower's business operations, properties or financial condition.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

SECTION 5.1. Representations and Warranties of the Borrower.

In order to induce the Lenders to enter into this Agreement and to make an Advance provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement, the issuance of the Revolving Credit Notes and the making of an Advance.

(a) The Borrower's latest financial statements provided to the Lenders are, to the best of Borrower’s knowledge, true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. To the best of Borrower’s knowledge, the Borrower's financial statements have been prepared in accordance with GAAP consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Lenders, to the best of Borrower’s knowledge, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

(b)  There are no material actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers or directors for any such action, suit or proceedings.

(c) To the best of Borrower’s knowledge, the Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made e.

(d) To the best of Borrower’s knowledge, the Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own and operate its assets and to conduct is business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

(e) The Borrower has full power and authority to enter into the transactions provided for in this Agreement and the Loan Documents and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Agreement and the other Loan Documents executed and delivered pursuant hereto will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

(f) To the best of Borrower’s knowledge, there does not exist any default or violation by the Borrower or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; and (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

(g) The security interests granted by Borrower to Lenders pursuant to this Agreement and any other Loan Document constitute valid security interests in the Collateral herein described under applicable law, and are prior (how does the current Revolver with Ridgefield affect this?)to security interests in the Collateral, if any, granted to any other Person, except as specifically provided herein.

ARTICLE VI
COVENANTS

SECTION 6.1. Affirmative Covenants of the Borrower Other Than Reporting Requirements. So long as this Agreement shall remain in effect or the Revolving Credit Notes or any fees and expenses due the Lenders hereunder shall be unpaid, the Borrower shall, to the best of its ability, unless the Lenders shall otherwise consent in writing:

(a) Promptly submit to the Lenders such information relating to the Borrower's affairs (including but not limited to annual financial statements and tax returns) or any security for any Advance as the Lenders may reasonably request, subject to SEC Rules and Regulations permitting such disclosure.

(b) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge against any of its properties, provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, which is being contested in good faith and by proper proceedings, as long as appropriate reserves are set aside on its books and records.

(c) Preserve and maintain its existence as a corporation in Delaware and qualify and remain qualified as a foreign corporation in such jurisdiction where such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

(d) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

(e) Maintain and preserve all of its properties (and/or leasehold interests in said properties), necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, except such properties as may be disposed of in the ordinary course of business.

(f) Make full and timely payment of the principal and interest and premium, if any, on the Loans.

SECTION 6.2. Negative Covenants of the Borrower. So long as this Agreement shall remain in effect or the Revolving Credit Notes or any fees and expenses due the Lenders hereunder shall be unpaid, the Borrower shall not, directly or indirectly, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld:

(a) Enter into any merger, consolidation or other reorganization with or into any other entity or acquire all or a substantial portion of the assets or stock of any entity or permit any other entity to consolidate with or merge with it.

(b)  Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business.

(c) Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired.

(d) Become liable upon the obligations of any third party by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders).

(e) Declare, pay or make any cash dividend or cash distribution on any shares of the common stock of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

(f) Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

(g) Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's length basis on terms no less favorable than terms which would have been obtainable from an entity other than an Affiliate.

(h) Enter into any partnership, joint venture or similar arrangement that would have a material effect on Borrower's financial condition .

(i) Make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

ARTICLE VII
DEFAULT

SECTION 7.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any payment of principal or interest under any of the Revolving Credit Notes, or other Obligations upon demand by a Lender, subject to being cured within any applicable time frame allotted for herein.

(b) The Borrower shall fail to perform or observe any applicable material term, covenant or agreement contained in Sections 6.1 or 6.2 of this Agreement or the Borrower shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement.

(c) This Agreement, the Revolving Credit Notes, or any of the other Loan Documents which are a part hereof (and any amendments or supplements thereto) shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny that it has any or further liability or obligation under this Agreement.

(d) The Borrower shall terminate or suspend the operation of its business, or the Borrower shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of a receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of sixty (60) days; or the Borrower shall institute (by petition, application, answer, consent or otherwise), any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower.

(e) There is entered one or more judgments against the Borrower in an aggregate amount exceeding $250,000.00 if such judgment(s) remains undischarged for thirty (30) days, unless the judgment is subject to appeal and a bond, in form satisfactory to the Lenders, has been posted or is otherwise covered by insurance and is reasonably satisfactory to the Lenders; or

(f) This Agreement (and any amendments or supplements thereof) shall, at any time after its execution and delivery, for any reason (1) cease to create a valid and perfected first priority security interest in and to any of the Collateral Security or (2) cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the party thereto or the party thereto shall deny it has any further liability or obligation under Section 3.1 hereof, or

(g) Any material change in Borrower's condition or affairs (financial or otherwise) which in Lenders' commercially reasonably opinion impairs the Collateral and the ability of Borrower to perform its Obligations under this Agreement;

then, and in any such Event of Default, a Lender may, by written notice to the Borrower, declare the entire outstanding principal amount of the Revolving Credit Facility, all interest accrued and payable thereon, and all other amounts payable under this Agreement and the other Loan Documents to such Lender to be, due and payable in accordance with the provisions of Section 2.1, whereupon the repayment of all Advances, and all such accrued interest thereon, and all such Obligations shall become and be due and payable in accordance with the provisions of Section 2.1, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default and the expiration of the time period provided to cure such Event of Default, the Lender shall have available to it all remedies provided to it pursuant to this Agreement, and all other remedies available to it of any nature whatsoever.

ARTICLE VIII
ADDITIONAL PROVISIONS

SECTION 8.1. No Waiver; Cumulative Remedies. No failure or delay on the part of a Lender, or any other holder of the Revolving Credit Notes, in exercising any right, power, or remedy hereunder, under the Revolving Credit Notes or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder, under the Revolving Credit Notes or under any of the other Loan Documents. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law and/or available in equity.

SECTION 8.2. Amendments. Notwithstanding any course of dealing between the parties, no amendment, modification, termination or waiver of any provision of this Agreement, the Revolving Credit Notes or any other Loan Document, nor consent to any departure by the Borrower, from the terms and provisions contained in the Loan Documents, shall be effective unless the same shall be in writing and signed by the Lenders, and the such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.3. Lenders' Right to Cure. The Lenders may, but shall not be obligated to, take such steps and incur such expenses as it deems necessary to protect its interests, rights and remedies, without waiving any rights or remedies upon the occurrence of any Events of Default. Any sums the Lenders may so disburse shall constitute additional loans to Borrower, payable on demand.

SECTION 8.4. Benefit of Agreement. This Agreement shall be binding upon Borrower, its successors and permitted assigns, if any, and inure to the benefit of and be enforceable by Lenders, its successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, as third-party beneficiary or otherwise. This Agreement is not assignable by Borrower without the Lenders' prior written consent in their sole discretion,

SECTION 8.5. Transaction Days. Whenever any payment is due, or obligation is to be performed hereunder on a Saturday, Sunday or holiday or bank holiday on which the Lenders are authorized to close, such payment may be made or obligation performed on the next succeeding transaction day. Such extension of time shall, in such case, be included in the computation of any interest or fees.

SECTION 8.6. Complete Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, Borrower acknowledges that it is not relying on any statement, representation, warranty, covenant or agreement of any kind made by the Lenders or any employee or agent of the Lenders.

SECTION 8.7. Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or four business days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed as follows:

If to the Lenders:	c/o Southridge Capital Management LLC
90 Grove Street, Suite 204
Ridgefield, CT 06877

If to the Borrower:	Petals Decorative Accents LLC
90 Grove Street, Suite 206
Ridgefield CT 06877

SECTION 8.8. Limitation on Interest. All agreements between Borrower and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of any Indebtedness, shall the amount paid or agreed to be paid to Lenders for the use or forbearance of indebtedness contemplated hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Loans and not to the payment of interest. This provision shall control every other provision of the Loan Documents between Borrower and Lenders.

SECTION 8.9. Jurisdiction; Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF CONNECTICUT. BORROWER HEREBY WAIVES THE RIGHT TO A JURY TRIAL AND CONSENTS TO THE EXCLUSIVE JURISDICTION IN THE FEDERAL OR STATE COURTS OF THE STATE OF CONNECTICUT WITH RESPECT TO THE ENFORCEMENT OF THE TERMS HEREOF AND THE COLLECTION OF THE OBLIGATIONS HEREUNDER.

SECTION 8.10. Termination. This Agreement may be terminated (a) upon written notice from a Lender to the Borrower, or (b) upon written notice from the Borrower to the Lenders at such time as the Borrower has repaid all Advances made pursuant to this Agreement, including all accrued interest thereon, and all other obligations of the Borrower under the Loan Documents have been satisfied in full and the Borrower has no remaining obligations to the Lenders of any kind under this Agreement.

SECTION 8.11. Severability. The Agreement shall be governed by the laws of the State of Connecticut without giving effect to any conflict of laws or choice of law rules. If any provisions of this Agreement or any of the other Loan Documents shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 8.12. Survival of Provisions. All warranties, representations, covenants and obligations of the Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the Lenders' making of any of the Loans. The Loan Documents shall continue in full force and effect so long as any of the Loans hereunder are outstanding and unpaid.

SECTION 8.13. Captions. Any captions or headings used in this Agreement are for convenience of reference purposes only and are without substantive effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Loan and Security Agreement as of the date first above written by their duly authorized, respective officers.

PETALS DECORATIVE ACCENTS, INC. By:__________________________ SOUTHRIDGE PARTNERS LP By:__________________________ SOUTHSHORE CAPITAL FUND LTD. By:__________________________